Exhibit 10.22.5.7

SIXTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

AMONG

PRIMEENERGY CORPORATION

PRIMEENERGY MANAGEMENT CORPORATION

PRIME OPERATING COMPANY

EASTERN OIL WELL SERVICE COMPANY

SOUTHWEST OILFIELD CONSTRUCTION COMPANY

EOWS MIDLAND COMPANY

GUARANTY BANK, FSB

AS AGENT AND LETTER OF CREDIT ISSUER

AND

THE LENDERS SIGNATORY HERETO

Effective

June 19, 2009

- i -

SIXTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into effective as of June 19, 2009 (the “Effective Date”), by and among PRIMEENERGY CORPORATION, a Delaware corporation, PRIMEENERGY MANAGEMENT CORPORATION, a New York corporation, PRIME OPERATING COMPANY, a Texas corporation, EASTERN OIL WELL SERVICE COMPANY, a West Virginia corporation, SOUTHWEST OILFIELD CONSTRUCTION COMPANY, an Oklahoma corporation, and EOWS MIDLAND COMPANY, a Texas corporation (collectively, the “Borrower”), each lender that is a signatory hereto (individually, together with its successors and assigns, a “Lender” and collectively together, with their respective successors and assigns, the “Lenders”) and GUARANTY BANK, FSB, a federal savings bank, as agent for the Lenders (in such capacity, together with its successors in such capacity pursuant to the terms of the Amended and Restated Credit Agreement referred to hereinafter, the “Agent”) and letter of credit issuer.

W I T N E S S E T H:

WHEREAS, the above named parties did execute and exchange counterparts of that certain Amended and Restated Credit Agreement dated December 28, 2006, as amended to the Effective Date (as so amended, the “Agreement”), to which reference is here made for all purposes;

WHEREAS, the Borrower, the Lenders and the Agent are desirous of amending the Agreement in the particulars hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties to the Agreement, as set forth therein, and the mutual covenants and agreements of the parties hereto, as set forth herein, the Borrower, the Lenders and the Agent agree as follows:

ARTICLE I

DEFINITIONS

1.1 Terms Defined Above. As used herein, each of the terms “Agent,” “Agreement,” “Amendment,” “Borrower,” “Effective Date,” “Lender” and “Lenders” shall have the meaning assigned to such term hereinabove.

1.2 Terms Defined in Agreement. As used herein, each term defined in the Agreement shall have the meaning assigned thereto in the Agreement, unless expressly provided herein to the contrary.

1.3 References. References in this Amendment to Schedule, Exhibit, Article, or Section numbers shall be to Schedules, Exhibits, Articles, or Sections of this Amendment, unless expressly stated to the contrary. References in this Amendment to “hereby,” “herein,” “hereinafter,” “hereinabove,” “hereinbelow,” “hereof,” “hereunder” and words of similar import shall be to this Amendment in its entirety and not only to the particular Schedule, Exhibit,

Article, or Section in which such reference appears. Specific enumeration herein shall not exclude the general and, in such regard, the terms “includes” and “including” used herein shall mean “includes, without limitation,” or “including, without limitation,” as the case may be, where appropriate. Except as otherwise indicated, references in this Amendment to statutes, sections, or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding, or supplementing the statute, section, or regulation referred to. References in this Amendment to “writing” include printing, typing, lithography, facsimile reproduction, and other means of reproducing words in a tangible visible form. References in this Amendment to amendments and other contractual instruments shall be deemed to include all exhibits and appendices attached thereto and all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Amendment. References in this Amendment to Persons include their respective successors and permitted assigns.

1.4 Articles and Sections. This Amendment, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

1.5 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

1.6 Negotiated Transaction. Each party to this Amendment affirms to the other that it has had the opportunity to consult, and discuss the provisions of this Amendment with, independent counsel and fully understands the legal effect of each provision.

ARTICLE II

AMENDMENTS

2.1 Amendments of Section 1.2. Section 1.2 of the Agreement is amended as follows:

(a) the definition of “Adjusted LIBO Rate” appearing in Section 1.2 of the Agreement is amended to read as follows in its entirety:

“‘Adjusted LIBO Rate’ shall mean, for any LIBO Rate Loan, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be the sum of the LIBO Rate for such LIBO Rate Loan plus the Applicable Margin, but in no event exceeding the Highest Lawful Rate or being less than five percent (5%) per annum.”;

(b) the definition of “Applicable Margin” appearing in Section 1.2 of the Agreement is amended to read as follows in its entirety:

“‘Applicable Margin’ shall mean, as to each LIBO Rate Loan resulting in a Loan Balance in excess of the then amount of the Borrowing Base, four percent (4%) and otherwise three percent (3%).”;

(c) the definition of “Floating Rate” appearing in Section 1.2 of the Agreement is amended to read as follows in its entirety:

“‘Floating Rate’ shall mean an interest rate per annum equal to the sum of (a) the Base Rate in effect from time to time plus (b), as to each Floating Rate Loan resulting in a Loan Balance in excess of the then amount of the Borrowing Base, three percent (3%) and otherwise two percent (2%), but in no event exceeding the Highest Lawful Rate or being less than five percent (5%) per annum.”;

(d) the definition of “LIBO Rate” appearing in Section 1.2 of the Agreement is amended to add thereto a new final sentence reading as follows:

“Notwithstanding the foregoing in this definition, in no event shall “LIBO Rate” mean a rate less than two percent (2%) per annum, calculated on the basis of a year of 360 days.”;

(e) the definition of “Interest Period” appearing in Section 1.2 of the Agreement is amended to read as follows in its entirety:

“‘Interest Period’ shall mean, subject to the limitations set forth in Section 2.21, with respect to any LIBO Rate Loan, a period commencing on the date such Loan is made or converted from a Loan of another type pursuant to this Agreement or the last day of the next preceding Interest Period with respect to such Loan and ending on the numerically corresponding day in the calendar month this is one, two or three months thereafter, as the Borrower may request in the Borrowing Request for such LIBO Rate Loan.”; and

(f) the following definition is inserted in its proper alphabetical location in Section 1.2 of the Agreement:

“‘Defaulting Lender’ shall mean any Lender, as reasonably determined by the Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after a request by the Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, (d) otherwise failed to pay over to the Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a Insolvency Proceeding or had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a Insolvency Proceeding, or had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.”;

2.2 Amendment of Section 2.12. Section 2.12 of the Agreement is amended to substitute “one-half of one percent (0.50%)” for “0.375%” appearing in such Section 2.12.

2.3 Addition of Section 2.24. The Credit Agreement is amended to add thereto a new Section 2.24 reading as follows:

“2.24 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) if any L/C Exposure exists at the time a Lender is a Defaulting Lender, the Borrower shall, within one Business Day following notice by the Agent, cash collateralize such Defaulting Lender’s Percentage Share of the then existing L/C Exposure in accordance with the procedures set forth in Section 2.10 for so long as such L/C Exposure is outstanding; and

(b) the Agent shall not be required to issue, amend or increase any Letter of Credit unless it is satisfied that cash collateral will be provided by the Borrower in accordance with Section 2.10 and this Section 2.24.”

2.4 Amendment to Section 8.2. Section 8.2 of the Agreement to substitute for the words “amend, modify or waive any provision of this Section or Section 2.9” appearing in the sixteenth line of the text of such Section 8.2 the following words:

“amend, modify or waive any provision of this Section, Section 2.8 or Section 2.9”.

ARTICLE III

RATIFICATION AND ACKNOWLEDGMENT

Each of the Borrower, the Lenders and the Agent does hereby adopt, ratify and confirm the Agreement, as amended hereby, and acknowledges and agrees that the Agreement, as amended hereby, and each of the other Loan Documents to which it is a party is and remains in full force and effect. Each of the Borrower, the Lenders and the Agent hereby agrees and acknowledges that, as of the Effective Date, the Borrowing Base is $90,000,000 and the Monthly Reduction Amount is $0 as to points in time prior to December 1, 2009 and $2,000,000 thereafter, with the first reduction of the Borrowing Base amount as a result of such Monthly Reduction Amount of $2,000,000 to occur on December 1, 2009.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower does hereby re-make in favor of the Lenders and the Agent each of the representations and warranties made by it in the Loan Documents to which it is a party and further represents and warrants that each of such representations and warranties made by it remains true and correct as of the date of execution of this Amendment. Furthermore, the Borrower represents and warrants to the Lenders and the Agent that, as of the Effective Date and the date of its execution hereof and giving effect to this Amendment, there exists neither an Event of Default nor a Default.

ARTICLE V

MISCELLANEOUS

5.1 Parties in Interest. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Agreement.

5.2 Rights of Third Parties. Except as provided in Section 5.1, all provisions herein are imposed solely and exclusively for the benefit of the parties hereto.

5.3 Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument and shall be enforceable upon the execution of one or more counterparts hereof by each of the parties hereto. In this regard, each of the parties hereto acknowledges that a counterpart of this Amendment containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Amendment by each necessary party hereto and shall constitute one instrument.

5.4 Integration. This Amendment constitutes the entire agreement among the parties hereto with respect to the subject hereof. All prior understandings, statements and agreements, whether written or oral, relating to the subject hereof are superseded by this Amendment.

5.5 Invalidity. IN THE EVENT THAT ANY ONE OR MORE OF THE PROVISIONS CONTAINED IN THIS AMENDMENT SHALL FOR ANY REASON BE HELD INVALID, ILLEGAL OR UNENFORCEABLE IN ANY RESPECT, SUCH INVALIDITY, ILLEGALITY OR UNENFORCEABILITY SHALL NOT AFFECT ANY OTHER PROVISION OF THIS AMENDMENT.

5.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF SUCH LAWS RELATING TO CONFLICT OF LAWS.

5.7 Amendment as Loan Document. This Amendment shall constitute a Loan Document.

5.8 Waiver Limitation. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.

(Signatures appear on following pages)

IN WITNESS WHEREOF, this Sixth Amendment to Amended and Restated Credit Agreement is executed effective as of the Effective Date.

BORROWER:

PRIMEENERGY CORPORATION
PRIMEENERGY MANAGEMENT CORPORATION
PRIME OPERATING COMPANY
EASTERN OIL WELL SERVICE COMPANY
SOUTHWEST OILFIELD CONSTRUCTION COMPANY
EOWS MIDLAND COMPANY

By:
Beverly A. Cummings
Executive Vice President, Treasurer and Chief Financial Officer of each such entity

(Signatures continue on following pages)

AGENT:

GUARANTY BANK, FSB, as Agent

By:
W. David McCarver IV
Vice President

LENDER:

GUARANTY BANK, FSB

By:
W. David McCarver IV
Vice President

(Signatures continue on following pages)

LENDER:

BNP PARIBAS

By:
Douglas R. Liftman
Managing Director

By:
Name:
Title:

(Signatures continue on following page)

LENDER:

JPMORGAN CHASE BANK, N.A.

By:
Jo Linda Papadakis
Vice President